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                                                                EXHIBIT (10)(cc)

                FIRST AMENDMENT TO THE 1992 STOCK OPTION PROGRAM





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                             FIRST AMENDMENT TO THE
                          FIRST BANCORPORATION OF OHIO
                           1992 STOCK OPTION PROGRAM

          FIRSTMERIT CORPORATION, FKA FIRST BANCORPORATION OF OHIO, (the "Company") hereby adopts this First Amendment to the First Bancorporation of Ohio 1992 Stock Option Program.

                                R E C I T A L S:

          A. The Company previously adopted the First Bancorporation of Ohio 1992 Stock Option Program (the "Program").

          B. Article V(A) of the Program provides that the Board of Directors of the Company may amend the Program at any time and from time to time.

          C. The Company has interpreted the provisions of the Program, which govern the exercise of options issued under the Program after a Participant's death, disability or retirement, in a way that permits the optionee to exercise such options within five years after the date of the termination of the optionee's employment due to death, disability or retirement, provided that the optionee recognizes that incentive stock options will be treated as non-qualified stock options if such options are exercised later than one year following termination of employment due to death or disability or three months following termination of employment due to retirement, and the Company desires to amend the Program to make the language of the Program more consistent with the foregoing interpretation.

          D. In addition, the Company desires to amend the Program to change its name and to revise the provisions governing the $100,000 annual limit on the exercise of incentive stock options issued under the Program.

          IN CONSIDERATION OF THE FOREGOING, the Company hereby amends the Program, effective as of January 1, 1995, as follows:

          1. Except as otherwise expressly provided, capitalized terms used in this Amendment shall have the same meanings as those ascribed to them in the Program. Notwithstanding anything to the contrary contained in the Program, effective as of January 1, 1995, the name of the Program shall be "FirstMerit Corporation 1992 Stock Option Program."





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          2.  Article III(F) of the Program is amended and restated to read as follows with respect to ISOs issued by the Company on and after January 1, 1995:

                   F. SPECIAL RULE FOR INCENTIVE STOCK OPTIONS: If the aggregate Fair Market Value of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Program and all other plans of the Company or its parent and Subsidiaries) exceeds $100,000, such ISOs shall be treated as NQSOs to the extent of the excess. In applying the foregoing limitation, ISOs shall be taken into account in the order in which they were granted and the Fair Market Value of Common Stock subject to such ISOs shall be determined as of the date of grant. If such limit is exceeded in any calendar year, the Company shall have the right to designate which shares of Common Stock purchased pursuant to such ISOs shall be treated as having been acquired by the Participant pursuant to an ISO.

          2.  Article III(H)(1) of the Program is clarified to read as follows:

                   1. TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. NQSOs and ISOs shall be exercisable for a period equal to the lesser of five years or the remaining option term; provided, however, that if the Participant elects to exercise the Participant's ISOs (a) later than three (3) months after the date of the Participant's Termination of Employment due to retirement or (b) twelve (12) months after the date of the Participant's Termination of Employment due to disability, such ISOs shall be treated as NQSOs under the Code for purposes of calculating the federal income tax applicable as a result of the exercise of such ISOs and the subsequent disposition of the acquired shares.

          3. Except as expressly provided in this Amendment, the remaining terms and conditions of the Program shall remain in full force and effect.

                   IN WITNESS WHEREOF, FirstMerit Corporation has caused this First Amendment to the Program to be duly executed and adopted this 17th day of August, 1995.


                                        FIRSTMERIT CORPORATION



Attest: /s/ Terry E. Patton            By: /s/ John M. Cochran
        -------------------                -------------------
        Secretary                          John M. Cochran
                                           Its: President & Chief
                                                Executive Officer





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